UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

CULLEN/FROST BANKERS, INC.

(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Houston Street, San Antonio, Texas		78205
(Address of principal executive offices)		(Zip Code)

(210) 220-4011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (the “Corporation”) held on April 26, 2012, shareholders voted on the following matters:

(1)	To elect thirteen nominees to serve as Directors for a one-year term that will expire at the 2013 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
R. Denny Alexander	44,494,127	5,062,567	5,646,352
Carlos Alvarez	49,050,151	506,543	5,646,352
Royce S. Caldwell	48,590,127	966,567	5,646,352
Crawford H. Edwards	49,450,848	105,846	5,646,352
Ruben M. Escobedo	48,597,399	959,295	5,646,352
Richard W. Evans, Jr.	48,577,692	979,002	5,646,352
Patrick B. Frost	49,049,974	506,720	5,646,352
David J. Haemisegger	49,427,544	129,150	5,646,352
Karen E. Jennings	48,649,119	907,575	5,646,352
Richard M. Kleberg, III	48,999,492	557,202	5,646,352
Charles W. Matthews	49,028,004	528,690	5,646,352
Ida Clement Steen	48,999,699	556,995	5,646,352
Horace Wilkins, Jr.	48,997,750	558,944	5,646,352

(2)	To ratify the selection of Ernst & Young LLP to act as independent auditors of the Corporation for the fiscal year that began January 1, 2012. Final voting results were as follows:

Votes For	54,583,983
Votes Against	584,535
Abstentions	34,528

(3)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	47,323,296
Votes Against	1,990,802
Abstentions	242,596
Broker Non-Votes	5,646,352

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Phillip D. Green
Phillip D. Green
Group Executive Vice President and Chief Financial Officer (Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: April 27, 2012